SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2001

WAYNE BANCORP, INC.
(Exact name of registrant as specified in charter)

Ohio				014612		34-1516142
(State or other		(Commission		(IRS Employee
Jurisdiction of		File Number)	Identification No.)
Incorporation)

112 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip code)

Registrant's telephone number including area code:  (330) 264-1222

(Former name or former address, if changed since last report) Not applicable

Item 5. Other events considered to be important to the registrant's security holders

On December 26, 2000 - The Board of Directors of Wayne Bancorp, Inc., parent holding company of Wayne County National Bank (WCNB), Chippewa Valley Bank (CVB) and MidOhio Data, Inc. (MID), announced that David P. Boyle, CPA has been named Chief Executive Officer (CEO) of the Company and its lead affiliate, WCNB.
Boyle will assume the position on January 1, 2001, and will replace David L. Christopher, who will retire from active management of the Company on April 30, 2001. Christopher will remain as chairman of the Board beyond his retirement.

Boyle, 36, was promoted to President of Wayne Bancorp, Inc. in May 2000. He has served as President and Chief Operating Officer of WCNB since January 1999. As CEO, Boyle will be responsible for the operation of the Company and for providing leadership to the Company's affiliate organizations.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to on its behalf by the undersigned thereunto duly authorized.

WAYNE BANCORP, INC.

____________________________________

By: David L. Christopher, Chairman

DATED:  January 4, 2001